As filed with the Securities and Exchange Commission on June 21, 1996
                                                      Registration No. --------
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                  ALAMCO, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   55-0615701
 (State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

      200 West Main Street
    Clarksburg, West Virginia                            26301
(Address of Principal Executive Offices)               (Zip Code)


                      ALAMCO, INC. 1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                           John L. Schwager, President
                                  Alamco, Inc.
                              200 West Main Street
                        Clarksburg, West Virginia  26301
                     (Name and address of agent for service)

                                 (304) 623-6671
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
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                                                      Proposed               Proposed
        Title of                                       maximum                maximum             Amount of
    securities to be          Amount to be         offering price            aggregate           registration
       registered              registered            per share*           offering price            fee**
    Common Stock, par
          value                 170,000                $10.625
     $.10 per share              shares              (at filing)           $1,806,250.00           $622.84
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*Estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of the Registrant's Common
Stock reported on the American Stock Exchange on June 18, 1996.

**The fee is calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on June 18, 1996.

                         Exhibit Index begins on page 9.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Alamco, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and

      3. The description of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

      The consolidated financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospec-tus relating to the Stock Option between Alamco, Inc. and Non-Employee Directors of Alamco, Inc., meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.     DESCRIPTION OF SECURITIES.

            The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Inapplicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers against suits subject to certain limitations. In brief, the statute expressly empowers the Company to indemnify such persons if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceed-ings, such persons must also have had no reasonable cause to believe their conduct was unlawful. In most cases, indemnification may cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred if the foregoing considerations are met. However, in suits brought by or in the name of the Company (including derivative suits), indemnification is limited to expenses actually or reasonably incurred in defense or settlement, and no indemnification is permitted as to any matter as to which such persons are liable, except as may be ordered by a court. Article III, Section 13 of the Company's By-Laws provides that the Company shall indemnify each of its directors and officers in connection with suits, actions and other proceedings of all kinds, if the director or officer is made a party or a witness because he is or was a director or officer of the Company or an official of any employee benefit plan of the Company, or is or was serving another enterprise as an officer, director, employee or agent at the Company's request.

            Section 102(b)(7) of the DGCL permits a corporation, in its certifi-cate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty. Article 5, Section C of the Company's Certificate of Incorporation provides as follows:

            A director shall not be personally liable to the (Company) or its stockholders for monetary damages for breach of fiduciary duty as a direc-tor, provided, however, that a director shall be liable to the (Company) or its stockholders (i) for any breach of the director's duty of loyalty to the (Company) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for paying a dividend or approving a stock repurchase or redemption which is unlawful under Sec. 174 of the (DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

The foregoing provision eliminates or limits the ability of the Company or its stockholders to recover monetary damages from a director who is found to have breached his or her fiduciary duty, even in circumstances where the good faith business decision of a director is determined to have been grossly negligent. The provision does not eliminate or limit a director's liability for breach of the duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for liability for certain improper dividends, stock purchases or stock redemptions, or any transaction from which the director derived an improper personal benefit. The provision also does not limit the ability of the Company or its stockholders to obtain equitable remedies such as an injunction or rescission, since the provision does not change the duty of care, but only eliminates monetary liability of a director for breach of that duty. The provision does not affect the liability of any officer of the Company to the Company or its stockholders in his or her capacity as such, and may not serve to eliminate or limit any liability of a director which is separate or distinct from that arising under the DGCL, such as that arising under the Federal securities law.

            The directors and officers of the Company (each an "Indemnitee" and collectively the "Indemnitees") are each also parties to indemnification agree-ments (collectively, the "Indemnification Agreements"), the executions of which were approved by the Company's stockholders at the 1987 Annual Meeting of Stockholders. Under the Indemnification Agreements, the Company agrees to hold harmless and indemnify each Indemnitee to the fullest extent permitted by the Certificate of Incorporation and applicable law for all expenses, including attorney's fees and taxes, in connection with any threatened or commenced investigation, proceeding, or other action. Subject to statutory limitations, the Indemnification Agreements provide that the Indemnitees are not personally liable to the Company or its stockholders for a breach of a fiduciary duty. The Indemnification Agreements further provide for advancement to any Indemnitee upon demand by the Company of costs, including attorney's fees to be recovered by the Company if the Indemnitee is found not to be entitled to indemnification under applicable law. In the event indemnification is unavailable under applicable law for an action in which the Company may be jointly or severally liable, the Company is obligated to contribute to the fullest extent permitted by law to any judgment, fine, settlement or like obligation imposed upon the Company and the Indemnitee, such contribution to be limited by relative fault or benefit received.

            Under the terms of a Directors and Officers Liability Policy main-tained by the Company, the insurer has agreed to pay, subject to certain exclu-sions and limits of liability, $2 million in the aggregate for certain losses, including costs, charges, fees, expenses, compensatory damages, settlement amounts, and legal fees and costs incurred in the defense of any judicial or other proceeding, including any appeal therefrom, brought against any person who was or is a duly elected director or officer of the Company.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Inapplicable.

ITEM 8.     EXHIBITS.

            The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No. and Description

 4.1 Certificate of Incorporation of Alamco, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

 4.2  By-Laws of Alamco, Inc., as amended (incorporated by reference to Exhibit
      3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 4.3  Alamco, Inc. 1996 Stock Option Plan for Non-Employee Directors.

 4.4 Form of Nonqualified Stock Option Agreement between Alamco, Inc. and its Non-Employee Directors.

 5.1  Opinion of Counsel as to the legality of the securities being registered.

 23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.

 23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1).

 24.1 Power of Attorney (included on Signature Page of this Registration State-ment).

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration state-ment:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration state-ment;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such informa-tion in the registration statement;

                  Provided, however, that paragraphs (a) (1) (i) and (a) (1)
                  (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sec-tion 13 or Section 15(d) of the Exchange Act that are incorpo-rated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemni-fication is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Clarksburg, the State of West Virginia, on this 21st day of June 1996.

                                    ALAMCO, INC.


                                    By   /s/ John L. Schwager
                                          -----------------------------------
                                          John L. Schwager
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John L. Schwager his true and lawful attorney-in-fact and agent, with full power of substitution and revoca-tion, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could doin person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement and the foregoing Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

           Date                     Signature and Title
          ----                      -------------------

                                     /s/ John L. Schwager
          June 21, 1996              --------------------------
                                     John L. Schwager
                                     President, Chief Executive
                                     Officer, Principal Executive Officer,
                                     Principal Financial Officer and Director

                                     /s/ Robert S. Maust
          June 21, 1996              --------------------------
                                     Robert S. Maust
                                     Director

                                     /s/ Richard R. Hoffman
          June 21, 1996              --------------------------
                                     Richard R. Hoffman
                                     Executive Vice President, Chief Operating
                                     Officer and Director

          June 21, 1996              /s/ Stephen L. Barr
                                     --------------------------
                                     Stephen L. Barr
                                     Director

          June 21, 1996              /s/ James H. Weber
                                     --------------------------
                                     James H. Weber
                                     Director

          June 21, 1996              /s/ Thomas M. Levine
                                     --------------------------
                                     Thomas M. Levine
                                     Director


                                INDEX TO EXHIBITS
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     Exhibit
       No.                                                  Description

       4.1    Certificate of Incorporation of Alamco, Inc., as amended (incorporated by reference to Exhibit
              3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

       4.2    By-laws of Alamco, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Company's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

       4.3    Alamco, Inc. 1996 Stock Option Plan for Non-Employee Directors.

       4.4    Form of Nonqualified Stock Option Agreement between Alamco, Inc. and its Non-Employee Direc-
              tors.

       5.1    Opinion of Counsel as to the legality of the securities being registered.

      23.1    Consent of Coopers & Lybrand L.L.P, independent accountants.

      23.2    Consent of Counsel (included in opinion filed as Exhibit 5.1).




      24.1    Power of Attorney (included on signature page of this registration statement).
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